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                                                                   Exhibit 10.16

                                HAWK CORPORATION

                       ANNUAL INCENTIVE COMPENSATION PLAN

1.   PURPOSE

         The Hawk Corporation Annual Incentive Compensation Plan (the "Plan") is designed to attract, retain, and reward highly-qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

2.   DEFINITIONS

     (a) BONUS - The cash incentive awarded to an Executive Officer or Key Employee pursuant to terms and conditions of the Plan.

     (b)      BOARD - The Board of Directors of Hawk Corporation.

     (c) CHANGE IN CONTROL - The acquisition by any person or entity, directly, indirectly, or beneficially, acting alone or in concert, of more than twenty-five percent (25%) of the Class A Common Stock of Hawk Corporation at any time outstanding.

     (d)      CODE - The Internal Revenue Code of 1986, as amended.

     (e) COMMITTEE - The Compensation Committee of the Board, or such other committee of the board that is designated by the Board to administer the Plan, in compliance with requirements of Section 162(m) of the Code.

     (f) COMPANY - Hawk Corporation and any other corporation in which Hawk Corporation controls, directly or indirectly fifty percent (50%) or more of the combined voting power of all classes of voting securities.

     (g)      EXECUTIVE - An Executive Officer or Key Employee of the Company.

     (h) EXECUTIVE OFFICER - Any officer of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act").

     (i) KEY EMPLOYEE - Any employee of the Company as may be designated by the Committee.


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     (j)      PLAN - Hawk Corporation Annual Incentive Compensation Plan.

3.   ELIGIBILITY

     Only Executives are eligible for participation in the Plan.

4.   ADMINISTRATION

     The awards under the Plan shall be based on the profits of the Company as determined by 5% of the Company's earnings before interest, depreciation, taxes and amortization (EBITDA). Of this amount, 1.75% of EBITDA shall then be awarded to each of Norman C. Harbert and Ronald E. Weinberg, the Company's Co-Chief Executive Officers. In determining the Company's EBITDA, new acquisitions will be eliminated from the calculation in the year of the acquisition and earnings of acquired companies with earnouts will be disregarded.

     The Committee shall administer the Plan and shall have full power and authority to construe, interpret, and administer the Plan necessary to comply with the requirements of Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons.

     The Committee shall certify in writing prior to commencement of payment of the bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce the amount of a bonus otherwise payable to Messrs. Harbert and Weinberg based on the following subjective factors: internal growth, new product development, economic value added and earnings per share. No similar factors are applied to other Executives. At the beginning of each fiscal year consistent with the requirements of Section 162(m), the Committee shall: (i) determine the Company's EBITDA; (ii) determine the Executive Officers and Key Employees eligible to participate in the Plan for the fiscal year; (iii) determine each Executive's bonus based on the Company's EBITDA for the fiscal year; and (iv) determine the frequency at which each bonus will be paid when attained.

     In the event of a Change in Control, any bonuses earned but not yet paid under the Plan shall be immediately payable. If the Executive ceases to be employed by the Company, any unpaid bonuses shall be paid in accordance with the Executive's termination agreement, and as otherwise determined by the Committee. Unpaid bonuses may also be canceled at the discretion of the Committee.

     The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval or any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.


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5.   NONASSIGNABILITY

     No Bonus or other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

6.   NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

7.   TERMINATION

     The Committee may terminate or suspend at any time.


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